MAKING THE MOST OF IT
4Q14 Earnings Conference Call
Supplemental Presentation*
January 28, 2015
Exhibit 99.2
*A complete copy of this supplemental presentation was previously furnished to the SEC on Exhibit 99.2 to a separate Current Report on
Form 8-K dated January 28, 2015.

Safe Harbor And Legend

To the extent that statements in this press release and the accompanying PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”,
“intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Consequently, no forward-looking statement can be guaranteed.
In connection with the proposed mergers, IBERIABANK Corporation has filed or will file Registration
Statements on Form S-4 that will contain proxy statement / prospectuses. INVESTORS AND SECURITY
HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT / PROSPECTUSES REGARDING
THE PROPOSED TRANSACTIONS WHEN THEY BECOME AVAILABLE, BECAUSE SUCH DOCUMENTS WILL
CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement / prospectuses (when they are available) and other documents containing information about the pending transactions with Florida Bank Group, Inc., Old Florida Bancshares, Inc. and Georgia Commerce
Bancshares, Inc., without charge, at the SEC’s website at http://www.sec.gov. Copies of the proxy statement /
prospectuses and the SEC filings that will be incorporated by reference in the proxy statement / prospectuses may also be obtained for free from the IBERIABANK Corporation website, www.iberiabank.com, under the heading “Investor Information”.
This communication is not a solicitation of any vote or approval, is not an offer to purchase shares of common stock of Old Florida Bancshares, Inc. or Georgia Commerce Bancshares, Inc., nor is it an offer to sell shares of
IBERIABANK Corporation common stock which may be issued in the proposed mergers.  The issuance of
IBERIABANK Corporation common stock in any proposed merger would have to be registered under the
Securities Act of 1933, as amended, and such IBERIABANK Corporation common stock would be offered only by means of a prospectus complying with the Act.

•
Reported EPS of $1.07 (up $0.15 from 3Q14) and non-GAAP operating EPS of $1.05 (up
$0.01 from 3Q14)
•
Tax equivalent net interest income increased $2.8 million, or 2% from 3Q14, while average earning assets increased $154 million, or 1%
•
Announced three acquisitions; Florida Bank Group, Inc., Old Florida Bancshares, Inc., and
Georgia Commerce Bancshares, Inc.
•
Legacy loan growth:
•
Legacy deposit growth:
•
Net interest margin increased four bps to 3.53%, which exceeded previously disclosed guidance range of 3.45% to 3.50%
•
Tangible operating efficiency ratio increased to 65.9% in 4Q14 from 65.7% in 3Q14
•
Tax-equivalent operating revenues up $3 million or +2% (+7% annualized)
•
$2.9 million income tax benefit resulting in a $0.09 per share increase in non-operating EPS
Overview
$489 million since September 30, 2014 (+21% annualized), including $324 million of Commercial and $165 million of Small Business and Consumer
Growth in the loan portfolio was 34% Retail and Small Business and 66%
Commercial
$143 million since September 30, 2014 (+5% annualized)
$38 million increase in non-interest bearing deposits (+5% annualized)
Introductory Comments – Fourth Quarter 2014

•
Successfully completed and converted three acquisitions.  Synergies better than expected and deposit attrition less than expected.
•
Loan growth in 18 of 21 markets and deposit growth in 17 of 21 markets.
•
Average asset growth of $1.6 billion in 2014, up 13% compared to 2013.
•
Between year-end 2013 and 2014, improvement in nearly all asset quality metrics.  Strategic goal is top quartile performance throughout the planning period.
•
Net interest margin improved 13 basis points in 2014 to 3.51%, which exceeded previously disclosed guidance range of 3.45% to 3.50%.
•
Tax equivalent operating revenues increased $74 million, or 13% compared to 2013.
•
Operating expenses increased $17 million, or 4%, compared to 2013, resulting in positive operating leverage of 4.5 times.
•
Tangible operating efficiency ratio improved 600 basis points, from 74.6% in 2013 to 68.5%
in 2014.  The ratio improved further to 65.9% in 4Q14.  Strategic goal is below 60% by 4Q16.
•
Operating return on average tangible common equity of 9.94% in 2014, compared to 8.48%
in 2013, and 11.17% in 4Q14 (11.46% on a reported basis.)  Strategic goal is 13.00% to
17.00% by 4Q16.
•
Reported EPS of $3.30 (up 50% from 2013) and non-GAAP operating EPS of $3.73 (up 20%
from 2013).  Strategic goal is double-digit percentage growth year-over-year in operating
EPS throughout the planning period.
Overview
Introductory Comments – Year of 2014

Former Bank-Related Properties
Legacy
Non-Covered Acquired
Covered Acquired
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
$6
$72
$58
$737
$4
$68
$58
$682
$5
$62
$63
$635
$4
$62
$74
$561
$9
$66
$71
$520
$9
$66
$67
$459
$8
$68
$64
$403
$11
$65
$56
$350
$9
$64
$46
$252
$9
$50
$43
$221
$19
$50
$54
$171
$13
$49
$52
$146
$12
$45
$58
$110

IBERIABANK

Overview
Non-Performing Assets Trends $ in millions
NPA determination based on regulatory guidance for Acquired portfolios
4Q14 includes $12 million of Bank-related properties reclassified to OREO
No energy loans classified as
non-performing assets at
December 31, 2014

IBERIABANK Corporation - Excluding former bank properties
IBERIABANK Corporation - Including former bank properties
Peer Banks $10 -$30 Billion in Total Assets
All Bank Holding Companies
Allowance for Credit Losses/Nonperforming Assets %
210%
190%
170%
150%
130%
110%
90%
70%
50%
193.7%
154.4%
110.0%
99.8%
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14

IBERIABANK

Overview
Allowance Coverage To NPAs – Legacy IBKC
•
4Q14 Allowance for
loan losses of $76.2
million
•
4Q14 Reserve for
unfunded lending
commitments of $11.8
million
•
Legacy NPAs of $57.0
million; including
approximately $12
million of OREO bank-
related properties
•
Excluding former bank-
related properties,
ACL/NPAs equals
193.7%
Excludes all covered and acquired assets

$ in millions
$49.0
$48.0
$47.0
$46.0
$45.0
$44.0
$43.0
$42.0
$41.0
$40.0
$39.0
$46.5
(1.0)
(0.6)
0.8
1.0
$46.7
0.4
$47.1
Operating Non-Interest Income 3Q14
Capital Markets Revenue
Mortgage Income
Credit Card Fee Income
COLI Income
Operating Non-Interest Income 4Q14
Total Non-Operating Income
Total Non-Interest Income 4Q14

IBERIABANK

Financial Results
Non-Interest Income – 4Q14 Components
•
Operating non-
interest income
increased $0.2
million, or less than
1%, on a linked
quarter basis
•
Non-operating
income of $0.4
million includes:
•
$0.2 million in
gains on sales of
investments
•
$0.2 million of
other non-
operating income

Mortgage Non-Interest Income
$ 12,356
$ 10,133
$ 13,755
$ 14,263
$ 13,646
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
(2,000)
(4,000)
$, Thousands
4Q 2013
1Q 2014
2Q 2014
3Q 2014
4Q 2014
Cash Revenue
Net Market Value Adjustment (Exc. Pair-Off Fees)
Servicing Income
Hedging Costs

Volumes on Mortgage Loans Sold
Origination and Sold Balances $, Millions
$500
$400
$300
$200
$100
$0
$404
$377
$313
$311
$436
$395
$456
$488
$459
$464
4Q 2013
1Q 2014
2Q 2014
3Q 2014
4Q 2014
Originations
Sold

Pipeline + Loans HFS
(Period End)
$, Millions
$400
$300
$200
$100
$0
$ 233
$ 289
$ 356
$ 318
$ 278
$128
$105
$131
$159
$176
$180
$149
$170
$140
$137
4Q 2013
1Q 2014
2Q 2014
3Q 2014
4Q 2014
Pipeline
Loans HFS

IBERIABANK Corporation

•
Mortgage 4Q14 Non-Interest Income of $13.6
million is $0.6 million lower than 3Q14 driven by
•
$0.6 million lower market value adjustment
gains (-$1.1million recognized in 4Q14 versus
-$0.5 million in 3Q14)
•
$0.7 million higher hedging costs ($3.2 million
in 4Q14 versus $2.5 million in 3Q14)
•
$0.7 million higher gains on lower sales
volume (-5%) and higher sales margins (+4%)
•
Loan originations were up $3 million in 4Q14 to
$459 million from $456 million in 3Q14 (+1%)
•
The pipeline plus loans held for sale at December
31
st
was 13% lower than at September 30, 2014
Financial Results
Mortgage Income

$ in millions
$120.0
$118.0
$116.0
$114.0
$112.0
$110.0
$108.0
$106.0
$104.0
$102.0
$100.0
$114.0
1.2
0.7
0.5
0.6
(2.1)
(0.5)
1.8
$116.2
3.2
$119.4
Operating Non-Interest Expense 3Q14
Equity Compensation
COLI Expense
Marketing & Business Development
Legal & Professional
Credit/Loan Related
Payroll Tax
All Other Operating Changes
Operating Non-Interest Expense 4Q14
Total Non-Operating Expense
Total Non-Interest Expense 4Q14

IBERIABANK Corporation

•
Operating non-
interest expense
increased $2.2
million, or 2%, on
a linked-quarter
basis
•
Non-operating
expense of $3.2
million includes:
•
$1.1 million in
impairment of
long-lived
assets
•
$2.1 million of
merger-related
expenses
Financial Results
Non-Interest Expense – 4Q14 Components

10 Seasonal Influences

$ in Millions

650
550
450
350
250
150
50
(50)
97
6
(15)
37
23
(5)
14
64
149
246
243
165
Jun-02
Sep-02
Dec-02
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Jun-06
Sep-06
Dec-06
Mar-07
Jun-07
Sep-07
Dec-07
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
Jun-10
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14

IBERIABANK Corporation

Seasonal Influences
Quarterly Organic Loan Growth
•
First quarter of each year tends to exhibit
slower loan growth than other quarters due
to seasonal factors
•
4Q14 organic loan growth of $489 million,
+21% annualized growth
•
4Q14 quarterly organic loan growth was the
second strongest in company history

IBERIA Capital Partners
IBERIA Wealth Advisors
IBERIA Financial Services
Total Revenues ($ in Millions)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14

IBERIABANK Corporation

Seasonal Influences
Capital Markets and Wealth Management
•
ICP revenues -36%
compared to 3Q14
•
IWA revenues +8%
compared to 3Q14
•
IFS revenues -13%
compared to 3Q14
•
$1.0 million decline in
revenues at ICP due to
lower investment
banking and capital
market activities
income as a result of
rapid decline in energy
prices during 4Q14
•
IWA assets under
management
increased $137 million
(+11%) to $1.4 billion
on December 31, 2014

Millions
Retirement Contributions
Payroll Taxes
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Total Expenses ($ in Millions)
$0.5
$4.6
$0.8
$3.4
$0.3
$2.8
$0.2
$2.5
$0.6
$4.3
$0.5
$3.4
$0.4
$3.3
$0.4
$2.8
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14

IBERIABANK

13 Seasonal Influences Payroll Taxes and Retirement Contributions Influenced by impact of Teche acquisition completed in May 2014 and First Private acquisition completed in June 2014

Millions
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Total Revenues ($ in Millions)
$4.0
$4.2
$4.5
$4.5
$4.1
$5.2
$7.1
$6.7
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14

IBERIABANK

Seasonal Influences Checking NSF Related Charges Influenced by impact of Teche acquisition completed in May 2014 14

Appendix 15

Appendix
Performance Metrics – Quarterly Trends
•
Average earning
assets up $0.2
billion (+1%)
•
T/E net interest
income up $3
million (+2%)
•
Provision for loan
losses of $6 million:
•
Legacy net charge-
offs: $1.5 million
(0.06% annualized
rate)
•
Covered and
acquired net
charge-offs: $0.2
million (0.05%
annualized rate)
•
Legacy provision
for loan losses:
$4.0 million
12/31/2013 3/31/2014 6/30/2014 9/30/2014 12/31/2014
Net Income ($ in thousands) 25,604 $     22,395 $  16,227 $  30,892 $  35,936 $     16%
Per Share Data:
Fully Diluted Earnings 0.86 $         0.75 $       0.53 $       0.92 $       1.07 $         16%
Operating Earnings (Non-GAAP) 0.87 0.73 0.89 1.04 1.05 1%
Pre-provision Operating Earnings  (Non-GAAP) 0.97 0.78 0.99 1.15 1.17 2%
Tangible Book Value 37.17 37.59 37.30 37.83 39.11 3%
Key Ratios:
Return on Average Assets 0.77% 0.68% 0.46% 0.79% 0.91% 12 bps
Return on Average Common Equity 6.62% 5.83% 3.99% 6.78% 7.78% 100 bps
Return on Average Tangible Common Equity (Non-GAAP) 9.43% 8.36% 5.88% 10.10% 11.46% 136 bps
Net Interest Margin (TE)
(1)
3.52% 3.54% 3.49% 3.49% 3.53% 4 bps
Tangible Operating Efficiency Ratio (TE)
(1)
(Non-GAAP) 69.9% 73.6% 69.9% 65.7% 65.9% 15 bps
Tangible Common Equity Ratio (Non-GAAP) 8.55% 8.61% 8.44% 8.45% 8.60% 15 bps
Tier 1 Leverage Ratio 9.70% 9.61% 10.00% 9.21% 9.36% 15 bps
Tier 1 Common Ratio (Non-GAAP) 10.55% 10.44% 10.30% 10.32% 10.32% (0) bps
Total Risk Based Capital Ratio 12.82% 12.69% 12.41% 12.40% 12.30% (10) bps
Net Charge-Offs to Average Loans
(2)
0.07% 0.05% 0.04% 0.09% 0.06% (3) bps
Non-performing Assets to Total Assets
(2)
0.61% 0.49% 0.53% 0.46% 0.41% (5) bps
(1)
Fully taxable equivalent basis.
(2)
Excluding FDIC Covered Assets and Acquired Assets.
Linked Quarter
%/Basis Point
Change
For Quarter Ended:

Appendix
Performance Metrics – Yields and Costs
9/30/2014 12/31/2014
Investment Securities 2.20% 2.24% 4 bps
Covered Loans, net of loss share receivable 3.07% 3.57% 50 bps
Legacy Loans, net 3.97% 3.94% (3) bps
Non-Covered Acquired Loans, net 6.63% 6.94% 31 bps
Loans & Loss Share Receivable 4.31% 4.32% 1 bps
Mortgage Loans Held For Sale 3.90% 3.95% 5 bps
Other Earning Assets 0.60% 0.80% 20 bps
Total Earning Assets 3.83% 3.88% 5 bps
Interest-bearing Deposits 0.39% 0.41% 2 bps
Short-Term Borrowings 0.17% 0.19% 2 bps
Long-Term Borrowings 2.75% 2.73% (2) bps
Total Interest-bearing Liabilities 0.46% 0.48% 2 bps
Net Interest Spread 3.38% 3.41% 3 bps
Net Interest Margin 3.49% 3.53% 4 bps
(1)
Earning asset yields are shown on a fully taxable-equivalent basis.
For Quarter Ended: Linked Quarter
Basis Point
Change

3.60%
3.55%
3.50%
3.45%
3.40%
3.35%
3.30%
3.25%
Net Interest Margin - As Reported
Non-GAAP Cash Margin
4Q13
1Q14
2Q14
3Q14
4Q14

IBERIABANK Corporation

Appendix
Non-GAAP Cash Margin
• Adjustments represent accounting
impacts of purchase discounts on
acquired loans and related accretion
as well as the I/A and related
amortization on the covered portfolio
Balances, as
Reported Adjustments As Adjusted
4Q13
Average Balance 11,853,896     3,929             11,857,825
Income 103,438          (2,072)            101,366
Rate 3.52% -0.03% 3.49%
1Q14
Average Balance 12,088,186     16,847           12,105,029
Income 104,408          (2,517)            101,890
Rate 3.54% -0.09% 3.45%
2Q14
Average Balance 12,687,971     30,318           12,718,289
Income 109,273          392                109,665
Rate 3.49% 0.01% 3.50%
3Q14
Average Balance 13,990,358     44,149           14,034,507
Income 121,751          (4,170)            117,581
Rate 3.49% -0.13% 3.36%
4Q14
Average Balance 14,144,762     54,669           14,199,431
Income 124,680          (6,076)            118,603
Rate 3.53% -0.18% 3.35%

Appendix
Non-Interest Income Trends
•
Mortgage income decreased $0.6 million, or -4%
•
Capital markets revenue decreased $1.0 million, or -36%
•
Credit Card fee income increased $0.8 million, or +30%
•
Corporate owned life insurance income increased $1.0 million due to valuation adjustments on investments (mostly offset by an increase to non-interest expense)
4Q14 originations up 1% from 3Q14
Refinancings were 36% of production, up
from 25% in 3Q14
Sales decreased 5% in 4Q14
Margins 5% higher in 4Q14
Pipeline of $137 million at quarter-end,
down 19% as compared to September 30,
2014.  At January 23, 2015, the locked
pipeline was $200 million or +46% over
December 31, 2014
3Q14 and 4Q14 includes full quarter of Teche and First Private results
Non-interest Income ($000s) 4Q13 1Q14 2Q14 3Q14 4Q14 $ Change % Change
Service Charges on Deposit Accounts 7,455 $    7,012 $    8,203 $    10,205 $  10,153 $  (52) $        -1%
ATM / Debit Card Fee Income 2,493       2,467       2,937       3,287       3,331       44             1%
BOLI Proceeds and CSV Income 900          934          934          1,047       1,050       3               0%
Mortgage Income 12,356     10,133     13,755     14,263     13,646     (617)         -4%
Title Revenue 4,327       4,167       5,262       5,577       5,486       (91)           -2%
Broker Commissions 4,986       4,048       5,479       5,297       3,960       (1,337)      -25%
Other Noninterest Income 6,179       5,129       7,182       6,854       9,071       2,217       32%
Noninterest income excluding non-operating income 38,696     33,890     43,752     46,530     46,697     167          0%
Gain (Loss) on Sale of Investments, Net 19             19             8               582          164          (418)         -72%
Other Non-operating income -           1,772       1               -           211          211          100%
Total Non-interest Income 38,715 $  35,681 $  43,761 $  47,112 $  47,072 $  (40) $        0%
4Q14 vs. 3Q14

Appendix
Non-Interest Expense Trends
•
Non-interest expenses excluding non-operating items up
$2.4 million, or 2%, as compared to 3Q14
•
Total expenses down $0.8 million, or -1%, in 4Q14
•
Severance expense down $1.1 million, mostly related to
Teche acquisition
•
Impairment of long-lived assets down $3.1 million
•
Merger-related expense increased $0.2 million
•
Tangible Operating Efficiency Ratio of 65.9%, up from
65.7% in 3Q14
3Q14 and 4Q14 includes full quarter of Teche and First Private results
Non-interest Expense ($000s) 4Q13 1Q14 2Q14 3Q14 4Q14 $ Change % Change
Mortgage Commissions 3,169 $       2,215 $       3,481 $       3,912 $       4,045 $       133 $       3%
Hospitalization Expense 3,899          3,944          3,661          4,611          4,606          (5)              0%
Other Salaries and Benefits 52,108        53,582        55,921        54,898        56,784        1,886       3%
Salaries and Employee Benefits 59,176 $    59,741 $    63,063 $    63,421 $    65,435 $    2,013 $    3%
Credit/Loan Related 2,776          3,560          3,093          4,569          2,483          (2,086)      -46%
Occupancy and Equipment 13,971        13,775        13,918        14,580        14,526        (54)           0%
Amortization of Acquisition Intangibles 1,177          1,218          1,347          1,623          1,618          (5)              0%
All Other Non-interest Expense 25,328        27,328        28,744        29,771        32,146        2,375       8%
Nonint. Exp. (Ex-Non-Operating Exp.) 102,428 $  105,622 $  110,165 $  113,965 $  116,208 $  2,243 $    2%
Severance 216             119             5,466          1,226          139             (1,087)      -89%
Occupancy and Branch Closure Costs -              17               14               -              -              -           100%
Storm-related expenses -              184             4                  1                  2                  1               143%
Impairment of Long-lived Assets, net of gains on sales (225)            541             1,241          4,213          1,078          (3,135)      -74%
Provision for FDIC clawback liability -              -              -              (797)            -              797          -100%
Debt Prepayment -              -              -              -              -              -           100%
Termination of Debit Card Rewards Program (311)            (22)              -              -              -              -           100%
Consulting and Professional -              -              -              -              -              -           100%
Merger-Related Expenses 566             967             10,419        1,752          1,955          203          12%
Total Non-interest Expense 102,674 $  107,428 $  127,309 $  120,360 $  119,382 $  (978) $      -1%
Tangible Efficiency Ratio - excl Nonop-Exp 69.9% 73.6% 69.9% 65.7% 65.9%
4Q14 vs. 3Q14
Linked quarter increases/decreases of:
Equity compensation expense $1.2 mil
Corporate-owned life insurance expense
Marketing and business development 0.5
Legal and professional fees 0.6
Credit/Loan related expense (2.1)
Decreased payroll tax expense (0.5)
0.7

Appendix
Non-Operating Items (Non-GAAP)
Non-operating adjustments equal to $3.2 million pre-tax or $0.02 EPS after-tax:
•
4Q14 Merger related expense of $2.0 million pre-tax or $0.04 EPS after-tax
•
4Q14 Severance expense of $0.1 million pre-tax or less than $0.01 EPS after-tax
•
Net impairment expense of $1.1 million pre-tax or $0.02 EPS after-tax
•
Income tax benefits of ($3.0) million or ($0.09) after tax
Pre-tax After-tax
(2)
Per share Pre-tax After-tax
(2)
Per share Pre-tax After-tax
(2)
Per share
Net Income (Loss) (GAAP) 34,779 $      25,604 $      0.86 $           42,789 $      30,892 $      0.92 $           45,875 $      35,936 $      1.07 $
Non-interest income adjustments
Gain on sale of investments and other non-interest income (19) (12) (0.00) (582) (378) (0.01) (374) (243) (0.01)
Non-interest expense adjustments
Merger-related expenses 566 368 0.01 1,752 1,139 0.04 1,955 1,496 0.04
Severance expenses 216 141 0.00 1,226 797 0.02 139 91 0.00
(Gain) Loss on sale of long-lived assets, net of impairment (225) (146) (0.00) 4,213 2,738 0.08 1,078 701 0.02
(Reversal of) Provision for FDIC clawback liability - - - (797) (518) (0.02) - - -
Other non-operating non-interest expense (311) (202) (0.01) 1 1 (0.00) 2 1 (0.00)
Total non-interest expense adjustments 246 161 0.01 6,394 4,156 0.12 3,174 2,289 0.07
Income tax benefits - - - - - - - (2,959) (0.09)
Operating earnings (Non-GAAP)
(3)
35,006 25,752 0.87 48,602 34,671 1.04 48,675 35,023 1.05
Covered and acquired impaired (reversal of) provision for loan losses 79 51 0.00 1,692 1,100 0.03 2,474 1,608 0.05
Other (reversal of) provision for loan losses 4,621 3,004 0.10 4,022 2,614 0.08 4,021 2,614 0.08
Pre-provision operating earnings (Non-GAAP)
(3)
39,706 $      28,808 $      0.97 $           54,316 $      38,385 $      1.15 $           55,170 $      39,245 $      1.17 $
(1) Per share amounts may not appear to foot due to rounding.
(2) After-tax amounts estimated based on a 35% marginal tax rate.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(1)
(dollars in thousands)
For The Quarter Ended
December 31, 2013 September 30, 2014 December 31, 2014
Dollar Amount Dollar Amount Dollar Amount

Appendix
Prior Period Adjustments
•
Purchase accounting adjustments represent adjustments to the fair values of loans, mortgage servicing rights, and core deposit intangibles as recorded on the acquisition date for the Teche transaction.
•
Correction adjustments represent recognition of timing adjustments of mortgage-
related income amounts recorded in the second and third quarters.
$ in thousands, except per share data
As Reported Updated As Reported Updated
Net Interest Income 108,979 $     294 $ 0 $      109,273 $ 121,041 $     710 $ (0) $     121,751 $
Non-Interest Income 47,963 (13) (4,189) 43,761 45,663 (38) 1,487 47,112
Non-Interest Expense 127,375 104 (170) 127,309 120,060 130 170 120,360
EPS, Diluted - GAAP 0.60 $           0.00 $ (0.08) $ 0.53 $      0.89 $           0.01 $ 0.02 $ 0.92 $
EPS, Diluted - Operating (Non-GAAP) 0.96 0.00 (0.07) 0.89 1.00 0.01 0.03 1.04
Book Value per Share 53.86 $         - $  (0.09) $ 53.77 $    54.35 $         0.02 $ (0.05) $ 54.32 $
Tangible Book Value per Share 37.41 (0.04) (0.07) 37.30 37.91 (0.03) (0.05) 37.83
Return on Average Assets 0.53% -
bps
(7)
bps
0.46% 0.76% 1
bps
2
bps
0.79%
Return on Average Common Equity 4.56% 3
bps
(60)
bps
3.99% 6.52% 8
bps
18
bps
6.78%
Return on Average Tangible Common  Equity 6.62% 10
bps
(84)
bps
5.88% 9.68% 15
bps

bps
10.10%
Net Interest Margin (TE) 3.48% 1
bps
-
bps
3.49% 3.47% 2
bps
-
bps
3.49%
2Q 2014 3Q 2014
Correction Correction
Purchase
Accounting
Adjustment
Purchase
Accounting
Adjustment

IBERIABANK
Corporation™

Member FDIC EQUAL HOUSING LENDER